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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported) - June 16, 2004


                                    TXU Corp.
             (Exact name of registrant as specified in its charter)



         TEXAS                          1-12833               75-2669310
(State or other jurisdiction      (Commission File        (I.R.S. Employer
  of incorporation)                     Number)           Identification No.)


                                 TXU Gas Company
             (Exact name of registrant as specified in its charter)


          TEXAS                         1-3183                75-0399066
(State or other jurisdiction      (Commission File        (I.R.S. Employer
  of incorporation)                     Number)           Identification No.)



          Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)


        Registrants' telephone number, including Area Code - 214-812-4600


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 16, 2004, TXU Corp. announced that its subsidiary, TXU Gas Company
(TXU Gas), signed a definitive agreement with Atmos Energy Corporation (Atmos) pursuant to which Atmos will acquire the operations of TXU Gas for $1.925 billion in cash. The transaction is expected to close by the end of the year, subject to the satisfaction of customary closing conditions, review under the Hart-Scott-Rodino Act and Atmos obtaining limited state regulatory approvals. The sales price approximates the book value of the assets to be sold. In connection with the closing of the transaction, TXU Gas expects to redeem all of its outstanding preferred stock and to redeem or defease all of its outstanding debt securities.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in TXU Corp.'s and TXU Gas' SEC filings. In addition to the risks and uncertainties set forth in the such SEC filings, the forward-looking statements in this release could be affected by the ability of the parties to the transaction to obtain all necessary governmental and other approvals and consents.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    TXU CORP.


                                By:    /s/ Stanley J. Szlauderbach
                                   -------------------------------------

                                   Name:   Stanley J. Szlauderbach
                                   Title:  Assistant Controller



Dated:  June 18, 2004


                                 TXU GAS COMPANY


                                By:    /s/ John F. Stephens, Jr.
                                   ------------------------------------

                                   Name:   John F. Stephens, Jr.
                                   Title:  Assistant Secretary



Dated:  June 18, 2004



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